UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 11, 2010
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2010, the Compensation Committee of the Board of Directors of inTEST Corporation (the "Company") approved the arrangements for the 2010 incentive component of compensation and issued restricted stock awards to our executive officers. The following chart sets forth the 2010 incentive components and the restricted stock awards for the executive officers as approved by the Compensation Committee of the Board of Directors and ratified by the Board of Directors:
Executive Officer	Title	2010 Incentive Component	# of Restricted Shares Issued (1)
Robert E. Matthiessen	President and Chief Executive Officer	1.5% of consolidated pre-tax profits plus 1.5% of each product segment's pre-tax profits.	10,000
Hugh T. Regan, Jr.	Treasurer, Secretary and Chief Financial Officer	Discretionary(2)	10,000
Daniel J. Graham	Sr. Vice President, General Manager - Mechanical Products Segment and General Manager-Electrical Products Segment	2.5% of pre-tax profits of the Mechanical Products segment and 2.5% of pre-tax profits of the Electrical Products segment	10,000
James Pelrin	Vice President and General Manager - Thermal Products Segment	2.5% of pre-tax profits of the Thermal Products segment.	10,000
Alyn R. Holt	Executive Chairman	None	10,000
(1)	These shares were issued pursuant to the Company's 2007 Stock Plan and will vest in increments of 25% annually over four years beginning March 11, 2011.
(2)	Based on consolidated pre-tax profits and subject to the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors.

In addition, on March 11, 2010, the Compensation Committee approved the reinstatement of the salaries paid to our executive officers as listed below. With the exception of the Executive Chairman as noted below, these reinstatements restore the salaries to the amounts they were prior to our November 2008 cost containment actions and are effective as of January 1, 2010:
Executive Officer	Annual Salary effective January 1, 2010
Robert E. Matthiessen	$317,242
Hugh T. Regan, Jr.	$224,422
Daniel J. Graham	$205,712
James Pelrin	$205,358
Alyn R. Holt	$180,180(1)
(1) Voluntary reduction of approximately 35% of his full reinstated salary.

The Board of Directors, upon the recommendation of the Compensation Committee, approved the reinstatement of director compensation to the levels paid prior to our November 2008 cost containment actions. Effective January 1, 2010, non-employee directors (Stuart F. Daniels, Ph.D., James J. Greed, Jr., Thomas J. Reilly, Jr., and James W. Schwartz, Esq.) will receive an annual retainer of $25,000, non-employee members of the Executive Committee will receive an additional annual fee of $15,000 (Dr. Daniels and Mr. Schwartz) and the chairmen of the committees of the Board receive an additional annual fee as follows: the Chairman of the Audit Committee receives an additional annual fee of $15,000 (Mr. Reilly); the Chairman of the Compensation Committee receives an additional annual fee of $10,000 (Dr. Daniels); the Chairman of the Intellectual Property Committee receives an additional annual fee of $75,000 (Dr. Daniels); and the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $10,000 (Mr. Greed). In addition, each non-employee director also received a grant of 10,000 shares of restricted stock (Dr. Daniels and Messrs. Greed, Reilly and Schwartz). These shares were issued pursuant to the Company's 2007 Stock Plan and will vest in increments of 25% annually over four years beginning March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 16, 2010